Exhibit 99.2

Dial-in Instructions:

Date: 4:30 PM ET April 1st 2013

Live Chairperson Dial In (United States): 877-407-9710

Simply ask to be placed into the AXION Conference Call

Earnings Call Script:

Operator: Greetings, ladies and gentlemen, and welcome to AXION International’s 2012 Year-End Earnings Conference Call. At this time, all participants are in a listen only mode.

A brief question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

It is now my pleasure to introduce Andrew Haag, Managing Partners of IRTH Communications.

Andrew Haag: Thank you ____. I would like to welcome all of you to AXION International’s 2012 year-end earnings conference call. With us today are AXION’s President and CEO, Steve Silverman and AXION’s CFO, Don Fallon. After management’s statements, we will open the call up for a question and answer session.

I also want to bring to your attention that a replay of this conference call is available at the phone number provided on the earnings release issued earlier today. Now, before we get started, I will take a moment to read the Safe Harbor statement regarding today’s conference call.

This conference call will contain forward-looking statements within the meaning of the U.S. federal securities laws concerning AXION International Holdings, Inc. The forward-looking statements are subject to a number of significant risks and uncertainties, and actual results may differ materially. Please refer to the company’s filings with the SEC which contain and identify important risks and other factors that may cause AXION’s actual results to differ from those contained in its forward-looking statements. All forward-looking statements are made as of today, April 1st, 2013 and AXION expressly disclaims any obligation to revise or update any forward looking statement after the date of this conference call.

Now I’d like to turn the call over to Don Fallon, AXION’s Chief Financial Officer, who will provide a review of AXION’s financial results for the year ended December 31, 2012. Don…

2012 Year-End Results: Don Fallon

Thank you Andrew. During 2012 our revenues increased by 37% while our loss from operations narrowed by 15%. We increased investments in product development, quality management, sales, and marketing while reducing general and administrative expenses.

Revenues for the year ended December 31, 2012 were $5.3 million. This is a 37% increase over revenues of $3.9 million in 2011. Sales of ECOTRAX™ rail ties contributed approximately $4.6 million, while STRUXURE™ building products accounted for approximately $700,000 of 2012 revenues.

Gross margin increased in 2012 to $194,400 or 3.6% of revenues from $112,900 or 2.9% of revenues in 2011. Because two-thirds of our revenues in 2012 and 2011 were derived from a key Class 1 railroad customer, an early adopter of our ECOTRAX ties, this has put heavy pressure on our margins. At the time the three-year purchase agreement was signed with this customer, we gave them favorable pricing in order to gain market adoption. Since then, our ECOTRAX ties have been sold to and tested by dozens of domestic and international rail and freight line customers. We believe that as we diversify our revenue base and offer premium products we have an opportunity to increase our gross margins. We are also working on reducing our raw materials costs while increasing our economies of scale in manufacturing, both of which should contribute favorably to gross margins.

Product development and quality management expenses increased to $1.1 million in 2012 compared to $533,000 in 2011. Marketing and sales expenses similarly increased in 2012 to $1.0 million from $510,000 in the prior year. General and administrative expenses declined to $3.8 million in 2012 compared to $5.8 million in 2011.

Loss from operations narrowed to $5.7 million in 2012 from $6.7 million in 2011. Net loss attributable to common shareholders in 2012 narrowed 41% to $7.1 million or $0.27 per basic and diluted share compared to a net loss attributable to common shareholders of $12 million or $0.49 per basic and diluted share in 2011.

Now I’ll turn it over to Steve who will provide further information on developments. Steve…

Steve Silverman:

Thanks Don.

2012 was a fantastic year for AXION on many fronts. As any young company would, we had hoped for higher revenue numbers - however we did achieve significant milestones that we believe will help to secure our future success. We increased our customer base, grew revenues, introduced new product applications for our STRUXURE building products and raised the bar on internal performance standards for our ECTORAX rail ties. We also completed lab testing and gained approvals with major rail lines around the globe and have moved to in track testing in these regions of the world. AXION has taken tremendous strides in expanding our markets with regard to customer adoption of our products. We have supported these market developments by continuing to improve and advance our manufacturing and quality control signatures in order to better our internal standards and create an improved value added proposition. These two events are the most significant developments to date at AXION, yielding greater market opportunities in 2013 and beyond. Additionally we also closed a significant round of financing with several existing long term investors who have taken an active and supportive role in the company as Directors.

We shipped products to a total of 33 paying customers in 2012, with 22 of these being new customers. We have significantly expanded market adoption of our products around the world. The rate at which we are selling to new customers combined with the rate at which current customers are submitting new orders both point to a strong 2013 for AXION.

We currently have a $5.3 Million backlog of shippable orders in 2013 comprised of purchase orders in hand and our multi-year delivery contract. Our sales, marketing and branding efforts, combined with a growing reputation for the excellence of our products has led to $45 Million in current sales opportunities that we are working on consisting of 68 active opportunities with 52 potential customers. $28 million of this is for ECOTRAX representing 38 sales opportunities and $17 Million is for STRUXURE with 30 sales opportunities. We’ve invested in manufacturing equipment to support between $30 to $40 million worth of product sales.

During one of my first conference calls as CEO I had noted that the most critical component to our success was going to be our ability to show customers that we can consistently manufacture high-performance, quality products from recycled materials. We’ve done that.

ECOTRAX and AXION are transforming the composite rail tie industry. In February we announced the increase of internal mechanical property standards for our ECOTRAX rail ties. These new standards are an average 50% above American Railway Engineering and Maintenance-of-Way (AREMA) standards for measures including modulus of elasticity (MOE) and flexural strength. These new standards have been introduced to the AREMA sub-committee for composite ties in an effort to advance the industry and eliminate competitors who offer substandard ties.

As with much of AXION’s technology, we have worked closely with our customers, who are industry leaders, to advance and improve our products to better address the specific needs of the industries which we serve. As the rail industry moves toward heavier axle load trains and seeks to make itself a more efficient service provider, AXION has grown along with the industry. Using the same successful, patented formulations that have served as the basis of our products, we have further enhanced performance to better meet the rail industry’s evolving needs. These enhancements are a result of the investments we have made in personnel and systems in the areas of quality management, material sourcing, and manufacturing.

During the third and fourth quarters of 2012 we worked closely with our domestic and international customers to provide 3rd party testing and trials that validated our internal numbers. Following customer lab testing, ECOTRAX™ ties which met these higher internal standards have been purchased, at an enhanced price, by customers including our key domestic Class 1 rail line and ties are now installed along some of highest trafficked rail lines in the U. S and in international territories.

This significant development had a short term negative impact on our revenues. I’d like to point out that while our Class 1 customer was testing the ties that perform at the higher standards, the customer asked us to temporarily halt shipments on their three-year supply agreement during the evaluation period. This slowed our revenue growth in 2012. We are pleased to have resumed shipments to this Class 1 customer. We are scheduled to ship 50,000 ties to them in 2013.

We believe this is an opportune time in the rail industry for the broader adoption of a high performance composite tie and we believe ECOTRAX is that tie. To understand the opportunity that the rail industry presents today to a company like AXION, I’d like to point you to a Wall Street Journal article that was published last week, on March 26th. The article is titled, “Boom Times on the Tracks: Rail Capacity, Spending Soar”. I’m going to just read excerpt from this: “Welcome to the revival of the Railroad Age. North America's major freight railroads are in the midst of a building boom unlike anything since the industry's Gilded Age heyday in the 19th century—this year pouring $14 billion into rail yards, refueling stations, additional track. With enhanced speed and efficiency, rail is fast becoming a dominant player in the nation's commercial transport system and a vital cog in its economic recovery.”

The article goes on to describe how companies including United Parcel Services are increasing their use of rail as well as how the domestic energy production boom is turning to rail to transport fuel. Traditional wood ties have a certain life cycle based on the kind of wood used, where it’s used and how it’s been chemically treated. In 2012 some AXION formulated rail ties that were in use for over eight years on the Long Island Rail Road were pulled out and tested by a third party engineering firm. The ties proved to not only maintain all of their performance specs, they actually improved on some specs over their eight-plus years of use. As rail operators commit to make deliveries on time and with consistency, the use of higher performing ties that require no maintenance and last longer becomes very important. Simply put, track down time is expensive thus railroads are looking for longer lasting products and we think this is a very significant factor in the future rates of adoption for our ties.

Next I’d like to talk about the huge progress we’ve made in 2012 in customer adoption for both ECOTRAX and STRUXURE. The majority of our customers this year were new customers. With infrastructure-grade building materials used in railroads, bridges, highways, and construction, performance is key and with each new customer, we prove our product’s performance.

We continue to sell ECOTRAX on a regular basis to passenger transit lines in the U.S. including Bay Area Rapid Transit (BART), Dallas Area Rapid Transit (DART), Miami-Dade Transit, Long Island Railroad to name a few, as well as the Class 1 railroad we spoke about earlier and many others. We have sold ECOTRAX to another Domestic Class 1 railroad for in track testing.

Internationally we’ve greatly expanded the adoption of ECOTRAX. In Canada we sold products to Calgary and Toronto transit for street crossings. This is an example of ECOTRAX’s strong performance and adoption in severe cold climates. In Chile we completed 1-and-a-half year in-track testing with one of the largest mining companies in the world. We completed lab testing and specification approval and are now in track testing with the largest freight line in Brazil. In Europe we created a composite sleeper specification, completed lab testing on that sleeper, and entered in-track testing with one the largest railroads on the continent. This presents a potential annual opportunity of 300,000 rail sleepers per year for AXION. In Russia we are in the process of writing specifications for composite railroad ties and will be submitting samples and specifications for lab testing. In New Zealand we received opening orders from Kiwi Rail and completed laboratory testing and specification documents have been produced. In Australia, our distributor Alcoa Fastening Systems has established reoccurring business from mining, transit and freight lines throughout the country. ECOTRAX switch ties were recently installed at the largest freight railway in Australia. We entered an in-track collaborative testing agreement with the largest transit railway in Australia.

The rates of adoption for our STRUXURE infrastructure-grade building products continue to expand. We’ve recently announced additional sales of our STRUXURE building materials for bridges and roads. Our STRUXURE products have been well proven for many years and this has led to engineers having more confidence in our products. In 2012 we sold STRUXURE products that were used to build two highway bridges, one in Ohio and one in Maine. In conjunction with Parsons Brinckerhoff, a global leader in designing and building critical infrastructure projects around the world, we published the first-ever composite bridge design guide. This is very significant since now structural engineers can use this design guide to build composite bridges that are up to 25 feet long, to a recognized high standard.

We are finding that counties, in particular, are looking for alternative building materials and composites to fix bridges that are in dire need of repair. Over $10 billion per year is spent on the repair and construction of bridges in the U.S. As we increase our marketing, sales and branding efforts and as we see increased adoption by counties around the U.S., we believe we will make more meaningful inroads into this large market for STRUXURE.

We are also identifying and expanding the applications where our STRUXURE products may be beneficial when compared to traditional products. In December of 2012 we field tested our newly introduced STRUXURE™ construction mats. Based on our construction mat’s field performance and the favorable life cycle cost to customers, we are receiving a high level of interest from both potential customers and distributors for this product.

In 2013, the construction mat business presents a significant opportunity where we believe we may achieve market traction quickly. Construction mats are used at infrastructure construction sites and oil and gas drilling and pipeline construction sites to support heavy equipment on unpaved, wet or soft surfaces. Based on talks with industry participants we believe that in North America the traditional wood construction mat market is over $500 Million in annual sales. Wood construction mats have a lifecycle that is relatively short. Depending upon the length and location of use, wood mats can be considered disposable. At the end of a construction site job, they must be discarded because they have been torn up under the heavy weight of construction equipment treads. STRUXURE construction mats offer durability and long term use. They offer a potential new business model in how construction mats are used due to their longer life cycle. We have already received purchase orders from pipeline contractors for our mats and we have signed agreements with sales agents and distributors, all of whom share our excitement about this new product. We expect STRUXURE construction mats to contribute to 2013 sales growth.

In summary 2012 was our breakout year in terms of customer adoption of our technology and products. This happened in 2012 because over the past two years we built a corporate infrastructure that can deliver. During our call today I’ve listed significant market adoption and sales activity. Many of the new customer purchases in 2012 were trial orders. So, we didn’t see a big impact on revenues from these new customers in 2012, however, based upon the performance of our ECOTRAX and STRUXURE products and the level of customer satisfaction, we believe these initial orders will lead to larger repeat orders in the future.

It has required a tremendous effort and investment to move AXION to where it is today. The investments in product development, manufacturing, quality control, sales, and marketing are beginning to pay off. As we increase our economies of scale in manufacturing we expect to see meaningful improvements in our gross margins. Our primary goals in 2013 include further increasing product adoption, growing revenues and improving gross margins. In the first quarter alone, we have announced shipments to two major passenger rail lines, in addition to resuming shipments to our Class 1 rail customer. We are starting 2013 strong and expecting solid growth. We are looking to deliver more of what we’ve done in 2012 – more revenues, more customers, better margins, and more market adoption of our industry leading, proprietary composite building materials.

Once again we thank all of our shareholders for playing a part in helping to bring high-performing, innovative, and eco-friendly infrastructure building products to market. These products offer higher value, greater durability and a better use of both financial and environmental resources. Thank you.

Andrew Haag:

That wraps up our formal discussion. Operator, we’ll now open the call for Q&A. After the Q&A, I’ll provide some closing comments.

Operator: Thank you.

Operator’s instructions for asking questions.

Begin Q&A

Operator: Thank you.

Ladies and gentlemen, this concludes today’s teleconference. You may disconnect your lines at this time. Thank you for your participation.